                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

           __________________________________________


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 28, 1996


                    FirstFed Financial Corp.
     (Exact name of registrant as specified in its charter)


Delaware                  1-9566             95-4087449
(State of Incorporation)(Commission File No.)(IRS Employer
                                             Identification No.)

401 Wilshire Boulevard, Santa Monica, California, 90401-1490
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (310) 319-6000

Total number of pages is 2.
Index to Exhibit is on Page 3.

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Item 5.  Other Events.

On August 28, 1996, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 7.  Financial Statements and Exhibits

     a)   Financial Statements of businesses acquired.

          Not applicable.

     b)   Pro forma financial information.

          Not applicable.

     c)   Exhibits

          99.  Press release dated August 28, 1996.



                       S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FIRSTFED FINANCIAL CORP.




Dated:  August 28, 1996            By: BABETTE E. HEIMBUCH
                                   -----------------------
                                   Babette E. Heimbuch
                                   President and
                                   Chief Operating Officer

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                        INDEX TO EXHIBITS

Item                                              Page

99        Press Release dated August 28, 1996       4

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August 27, 1996-Santa Monica, California.  The Board of Directors
of FirstFed Financial Corp. (NYSE-FED), today announced the retirement of William S. Mortensen as Chief Executive Officer effective January 1, 1997. He will remain as Chairman of the Board. Babette E. Heimbuch has been elected Chief Executive Officer effective with Mortensen's retirement. She previously served as the company's President and Chief Operating Officer.

FirstFed Financial Corp. is the parent holding company of First
Federal Bank of California, a $4 billion banking institution with 25 retail offices and 4 regional loan centers throughout Southern
California.

Mortensen has served First Federal Bank for over 40 years and has been the firm's Chief Executive for the past 28 years. He is past Chairman of America's Community Bankers and also the Western League of Financial Institutions. Heimbuch has served as President and Chief Operating Officer of the Company and the Bank since 1989, having joined the firm in 1982 shortly before its conversion from a mutual savings and loan association to a publicly held bank. She has been a Director of the Company since 1986.

"The financial industry is ever-changing, responding to the changing lifestyles of consumers," Mortensen commented. He added, "First Federal has adapted to these changes, and I am proud of the success of our management team in meeting these challenges. I believe we are well positioned for the future, and the Company is confident that our stock holders, employees and community will be extremely well served by Babette's leadership in the important years ahead."